EXHIBIT 99.01
Versant Contact:
Jerry Wong
Chief Financial Officer
Versant Corporation
1-800-VERSANT
650-232-2400

Versant Announces Quarterly Revenues of $3.8 Million

Redwood City, California, May 24, 2012 - Versant Corporation (NASDAQ:VSNT), an industry leader in specialized data management software, today announced its financial results for its second quarter ended April 30, 2012.
Versant reported revenues of $3.8 million for the quarter compared to $3.5 million for the same quarter last year, representing an increase of approximately 9%. One customer accounted for 34% of total revenues in the quarter, whereas two customers accounted for 29% of total revenues in the quarter ended April 30, 2011.
Net loss for the second quarter ended April 30, 2012 was $0.2 million and diluted net loss per share was $0.07, compared to net loss of $0.5 million and diluted net loss per share of $0.17 for the quarter ended April 30, 2011. Versant continued to make planned investments in increased research and development and sales and marketing efforts during the second quarter of fiscal 2012.
Under the Company's current stock repurchase program, Versant is authorized to expend up to $5.0 million to repurchase outstanding shares of its common stock. During the quarter ended April 30, 2012, Versant acquired approximately 174,000 shares through open market purchases and block trades at an average price of $10.80 per share, leaving a balance of approximately $2.9 million available for future repurchases of common stock under this program.
Bernhard Woebker, Versant Corporation's CEO, stated “We continue to make progress with the implementation of our strategic initiative in Big Data Analytics. In our most recent quarter ended, the fully functional Versant Java Persistence API pre-release version 0.9 was made available, and to-date, we have had several hundred downloads of this API from both existing customers and other interested parties. We are also on track to make a cloud enabled pre-release version of this platform available later this summer. The Company currently continues to expect to meet its previously provided annual guidance for the fiscal year ending October 31, 2012.”

About Versant Corporation
Versant Corporation (Nasdaq:VSNT) is an industry leader in building specialized NoSQL data management systems to enable the real-time enterprise. Using the Versant Database Engine, enterprises can handle complex information in environments that demand high performance, concurrency, and availability, significantly cut hardware and administration costs, speed and simplify development, and deliver products with a strong competitive edge. Versant's solutions are deployed in over 150,000 installations across a wide array of industries, including telecommunications, energy, financial services, transportation, manufacturing, and defense. For more than 20 years, Versant has been a trusted partner of Global 2000 companies such as Ericsson, Verizon, Siemens, and Financial Times, as well as the U.S. Government. For more information, call 650-232-2400 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include the statements in this press release (i) the Company's belief that it is on track to make a cloud enabled pre-release version of the Versant Java Persistence API platform available later in the summer of 2012, and (ii) the Company's statement that it continues to expect to meet its original previously provided annual guidance for the fiscal year ending October 31, 2012. Forward-looking statements are based on our assessment of current trends in our business, as well as the general economic environment in fiscal 2012, and may prove to be incorrect. Investors are cautioned that any such forward-looking statements are not guarantees of Versant's future performance or other matters and involve very significant risks and uncertainties.

There are many important factors and risks that could cause our actual results or events to differ materially from those anticipated in the forward-looking statements. The forward-looking statements contained in this press release are made only as of the date of this press release, and the Company assumes no obligation to publicly update any forward-looking statement. Investors are cautioned not to place undue reliance on forward-looking statements. Information concerning factors that could adversely affect our business and results can be found in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's most recent Annual Report on Form 10-K for the year ending October 31, 2011, its reports on Form 10-Q and its reports on Form 8-K.
Versant is a registered trademark or trademark of Versant Corporation in the United States.

Conference Call Information
Versant will host a teleconference today to discuss the above after markets close. The details for the call are as follows:

Date: Thursday, May 24, 2012
Time: 1:30 PM Pacific (4:30 PM Eastern)
Dial-in number US: 1-877-941-1427
International: 1-480-629-9664
Conference ID: 4539492
Internet Simulcast*: http://public.viavid.com/index.php?id=100553
*Windows Media Player needed for simulcast. Simulcast is voice only.
Dial in 5-10 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins. If you have any difficulty connecting, please call Versant Corporation at (650) 232-2416.

A replay of the conference call will be available until May 31, 2012.
Replay number US: 1-877-870-5176
International Replay number: 1-858-384-5517
Replay Pass Code**: 4539492
** Enter the playback pass code to access the replay

VERSANT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for share amounts)
(unaudited)

	April 30, 2012	October 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$22,083	$23,145
Trade accounts receivable, net	2,873	2,183
Deferred income taxes	840	898
Other current assets	395	481
Total current assets	26,191	26,707

Property and equipment, net	1,053	993
Goodwill	8,589	8,589
Intangible assets, net	257	309
Other assets	38	38
Total assets	$36,128	$36,636

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$303	$152
Accrued liabilities	1,300	1,076
Deferred revenues	3,491	2,695
Total current liabilities	5,094	3,923

Other long-term liabilities	221	178
Total liabilities	5,315	4,101
Commitments and contingencies

Shareholders' equity:
Common stock, no par value, 7,500,000 shares authorized,
2,763,022 issued and outstanding at April 30, 2012,
and 2,935,125 shares issued and outstanding at October 31, 2011	88,665	90,055
Accumulated other comprehensive income (loss), net	(222)	31
Accumulated deficit	(57,630)	(57,551)
Total shareholders' equity	30,813	32,535
Total liabilities and shareholders' equity	$36,128	$36,636

VERSANT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	April 30, 2012	April 30, 2011	April 30, 2012	April 30, 2011
Revenues:
License	$2,144	$1,818	$4,798	$4,413
Maintenance	1,671	1,656	3,323	3,575
Professional services	30	38	67	100
Total revenues	3,845	3,512	8,188	8,088

Cost of revenues:
License	63	64	132	132
Amortization of intangible assets	26	65	52	138
Maintenance	347	354	701	727
Professional services	12	22	32	42
Total cost of revenues	448	505	917	1,039

Gross profit	3,397	3,007	7,271	7,049

Operating expenses:
Sales and marketing	1,480	1,320	2,933	2,820
Research and development	1,221	980	2,341	1,912
General and administrative	829	1,262	1,839	2,307
Total operating expenses	3,530	3,562	7,113	7,039

Income (loss) from operations	(133)	(555)	158	10
Interest and other income (expense), net	28	(57)	56	(47)
Income (loss) before income taxes	(105)	(612)	214	(37)
Income tax benefit (expense)	(107)	75	(293)	(39)

Net loss	$(212)	$(537)	$(79)	$(76)

Net loss per share:
Basic	$(0.07)	$(0.17)	$(0.03)	$(0.02)
Diluted	$(0.07)	$(0.17)	$(0.03)	$(0.02)

Shares used in per share calculation:
Basic	2,826	3,144	2,881	3,174
Diluted	2,826	3,144	2,881	3,174